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IDS TAX-FREE MONEY FUND, INC.
Registration Number 2-66868/811-3003

EXHIBIT INDEX

Exhibit 11.    Independent Auditors' Consent
Exhibit 17.    Financial Data Schedule
Exhibit 18b.   Officers' Power of Attorney